UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BETTERWARE DE MÉXICO, S.A. DE C.V.

(Exact name of registrant as specified in its charter)

Mexico	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Luis Enrique Williams 549 Colonia Belenes Norte Zapopan, Jalisco, México	45145
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, no par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-233982 and 333-234692

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the ordinary shares of Betterware de México, S.A. de C.V. (the “Registrant”). The description of the ordinary shares contained in the prospectuses included in the registration statements initially filed by the Registrant with the Securities and Exchange Commission on Form F-4 (File No. 333-233982) on September 27, 2019, as amended from time to time, and on Form F-1 (File No. 333-234692) on November 14, 2019, as amended from time to time (the “Registration Statements”), to which this Form 8-A relates, are incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statements that include such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits

Exhibit No.	Description
2.1	Combination and Stock Purchase Agreement, dated as of August 2, 2019, by and among the Registrant, DD3 Acquisition Corp., Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., Strevo, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and, solely for the purposes of Article XI, DD3 Mex Acquisition Corp, S.A. de C.V. (incorporated by reference to Annex A to the proxy statement/prospectus forming a part of the Registrant’s Registration Statement on Form F-4/A (File No. 333-233982) filed with the Securities and Exchange Commission on January 10, 2020).
2.2	Amendment Agreement to the Combination and Stock Purchase Agreement, dated as of September 23, 2019, by and among the Registrant, DD3 Acquisition Corp., Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., Strevo, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and DD3 Mex Acquisition Corp, S.A. de C.V. (incorporated by reference to Exhibit 2.2 to the Registrant’s Registration Statement on Form F-4 (File No. 333-233982) filed with the Securities and Exchange Commission on September 27, 2019).
2.3	Second Amendment to the Combination and Stock Purchase Agreement, dated as of February 3, 2020, by and among the Registrant, DD3 Acquisition Corp., Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., Strevo, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and DD3 Mex Acquisition Corp, S.A. de C.V. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-38700) of DD3 Acquisition Corp. filed with the Securities and Exchange Commission on February 4, 2020).
2.4	Form of Merger Agreement by and between the Registrant and DD3 Acquisition Corp. (incorporated by reference to Annex B to the proxy statement/prospectus forming a part of the Registrant’s Registration Statement on Form F-4/A (File No. 333-233982) filed with the Securities and Exchange Commission on January 10, 2020).
3.1	Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1/A (File No. 333-234692) filed with the Securities and Exchange Commission on December 11, 2019).
3.2	Proposed Amended and Restated Charter of the Registrant (incorporated by reference to Annex E to the proxy statement/prospectus forming a part of the Registrant’s Registration Statement on Form F-4/A (File No. 333-233982) filed with the Securities and Exchange Commission on January 10, 2020).
4.1	Specimen Ordinary Share Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-4/A (File No. 333-233982) filed with the Securities and Exchange Commission on December 11, 2019).
10.1	Form of Registration Rights Agreement by and among the Registrant, DD3 Acquisition Corp. and certain security holders (incorporated by reference to Annex F to the proxy statement/prospectus forming a part of the Registrant’s Registration Statement on Form F-4/A (File No. 333-233982) filed with the Securities and Exchange Commission on January 10, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Betterware de México, S.A. de C.V.

By:	/s/ Luis Germán Campos Orozco
Name: Luis Germán Campos Orozco Title: Attorney-in-Fact

Date: March 12, 2020

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